Exhibit 99.1

Press Contact: Michael T. Burns Investor Relations Harris Interactive Inc. 800-866-7655 x7328 mburns@harrisinteractive.com
Harris Interactive ® Reports Fourth Quarter and Full Year Fiscal 2010 Results
Improves Financial Performance; Accomplishes Key Initiatives; Continues Focus on Revenue and Profit Growth
New York, N.Y. — August 19, 2010 — Harris Interactive Inc. (NASDAQ: HPOL), a leading innovative global market research firm, today announced its fourth quarter and full year fiscal 2010 financial results. Kimberly Till, President and Chief Executive Officer of Harris Interactive, said, “During fiscal 2010, we continued to make progress in improving our financial performance, despite challenging market conditions. Despite a 9% revenue decrease from fiscal 2009, we improved our Adjusted EBITDA, with the add-back of restructuring and other charges, from $6.9 million, or 3.7% of revenue, in fiscal 2009 to $8.9 million, or 5.3% of revenue, in fiscal 2010 and, from an operating standpoint, we essentially achieved break even performance on a consolidated basis for the fiscal year. Additionally, we were able to contain the revenue decline to the first half of the fiscal year.”
Till continued, “In addition to improving our financial performance, we accomplished many key initiatives during fiscal 2010, including launching four new commercial products, most notably Research Lifestreaming, a cutting edge research platform with social media and mobile components, hiring several leading market research professionals with extensive expertise in critical areas of our business, and renegotiating our credit agreement to obtain more favorable terms.”
Financial Highlights

	For the Three Months		For the Twelve Months
	Ended June 30,		Ended June 30,
$ in millions – unaudited	2010	2009	2010	2009
Revenue	$43.6	$43.5	$168.4	$184.3
Operating income (loss)	$0.2	$(0.1)	$(0.5)	$(56.4)
Net loss	$(1.3)	$(0.7)	$(2.2)	$(75.3)
Fully diluted net loss per share	$(0.02)	$(0.01)	$(0.04)	$(1.41)

Adjusted EBITDA*	$2.3	$2.3	$8.3	$(5.1)
Adjusted EBITDA* with add-back of restructuring and other charges	$2.3	$2.5	$8.9	$6.9

*	EBITDA is a non-GAAP measure. Adjusted EBITDA, also a non-GAAP measure, is EBITDA less stock-based compensation and non-cash goodwill impairment charges.
Key Financial Statistics
•	Total revenue for the fourth quarter of fiscal 2010 was $43.6 million, as compared with $43.5 million for the same prior year period. Total revenue was $168.4 million for fiscal 2010, as

©2010 Harris Interactive Inc.	All rights reserved.

compared with $184.3 million for fiscal 2009. Foreign currency exchange rate differences had a neutral impact on revenue for the fourth quarter and full year fiscal 2010, as compared with the same prior year periods.

•	Operating income for the fourth quarter of fiscal 2010 was $0.2 million, as compared with an operating loss of $(0.1) million for the same prior year period. Our operating loss for fiscal 2010 was $(0.5) million, as compared with an operating loss of $(56.4) million for fiscal 2009.

•	Net loss for the fourth quarter of fiscal 2010 was $(1.3) million, or $(0.02) per fully diluted share, as compared with a net loss of $(0.7) million, or $(0.01) per fully diluted share for the same prior year period. Our net loss for fiscal 2010 was $(2.2) million, or $(0.04) per fully diluted share, as compared with a net loss of $(75.3) million, or $(1.41) per fully diluted share for fiscal 2009. Our net loss for the fourth quarter and full fiscal year 2010 includes a $0.7 million loss on extinguishment of debt in connection with amending and restating our credit agreement.

•	As of June 30, 2010, we had cash of $14.2 million and $15.6 million in outstanding debt. We reduced the amount of our outstanding debt by $6.9 million during fiscal 2010.

•	Cash from operations for the fourth quarter of fiscal 2010 was $4.5 million, as compared with $3.4 million for the same prior year period. For fiscal 2010, cash from operations was $6.5 million, as compared with $(4.3) million for fiscal 2009.

•	Bookings for the fourth quarter of fiscal 2010 were $35.7 million, as compared with $36.3 million for the same prior year period. Excluding foreign currency exchange rate differences, bookings for the fourth quarter were up 5% compared with the same prior year period.

•	Secured revenue (formerly referred to as backlog) for the fourth quarter of fiscal 2010 was $46.6 million as compared with $48.8 million for the same prior year period. Secured revenue for the fourth quarter of fiscal 2010 included a $1.0 million unfavorable foreign currency impact, as compared with the same prior year period.

•	Non-GAAP Adjusted EBITDA* with add-back of restructuring and other charges for the fourth quarter of fiscal 2010 was $2.3 million, as compared with $2.5 million for the same prior year period. Non-GAAP Adjusted EBITDA* with add-back of restructuring and other charges for fiscal 2010 was $8.9 million, as compared with $6.9 million for fiscal 2009.
Ms. Till continued, “Looking back at fiscal 2010, I believe we have made significant progress in stabilizing the U.S. and Asia businesses. France had a strong year and is well positioned for growth and Germany is on track. Although we still need to improve our performance in Canada and the U.K., we are developing and implementing plans that should bring these businesses to profitability on a sustainable basis in the coming quarters. Once this happens, every business worldwide should be profitable and the first phase of our roadmap, turning around all parts of the business, will be accomplished.”
Ms. Till concluded, “Our number one focus for fiscal 2011 is rebuilding revenue. Key drivers of revenue growth include our new products and capabilities, particularly Research Lifestreaming, the new leadership we put in place in underperforming areas of our business, and improved sales resources and processes. We intend to exploit the Research Lifestreaming platform, which has been received positively by our

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clients, to grow incremental revenue and drive sales of our existing offerings, including brand and corporate reputation. Further, we expect that our improved leadership and enhanced sales resources and processes will increase our sales and delivery capabilities, and in turn, lead to revenue growth. We also continue to focus on our cost structure and have several operational initiatives underway that should contribute to improved profitability in fiscal 2011.”
Fourth Quarter and Full Year Fiscal 2010 Results Conference Call and Webcast Access
Kimberly Till, President and CEO, will host a conference call to discuss these results on Thursday, August 19, 2010, at 5:00 p.m. ET. Formal remarks will be followed by a question and answer session.
To access the conference call, please dial toll-free 877.303.9858 in the United States and Canada, or 408.337.0139 internationally.
A live webcast of the conference call also will be accessible via the Investor Relations section of our website at http://ir.harrisinteractive.com/, where an archived replay of the webcast will be available for 30 days following the call. No telephone replay of the conference call will be provided. This media release will be available under the Investor Relations section of our website at http://ir.harrisinteractive.com/ prior to the call.
Cautionary Note Regarding Forward Looking Statements
Certain statements in this press release and oral statements made by the Company on its conference call in relation to this release constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements include, among others, statements as to future economic performance, projections as to financial items, estimates, and plans and objectives for future operations, products and services. In some cases, you can identify forward-looking statements by terminology such as, “may”, “should”, “expects”, “plans”, “anticipates”, “feel”, “believes”, “estimates”, “predicts”, “potential”, “continue”, “consider”, “possibility”, or the negative of these terms or other comparable terminology. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those in the forward looking statements. Such risks and uncertainties include, without limitation, risks detailed in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K, as updated quarterly in our Quarterly Reports on Form 10-Q to reflect additional material risks. The Company has filed its reports on Forms 10-K and 10-Q with the Securities and Exchange Commission, and they are available under the Investor Relations section of our website at http://ir.harrisinteractive.com/. Risks and uncertainties also include the continued volatility of the global macroeconomic environment and its impact on the Company and its clients, the Company’s ability to sustain and grow its revenue base, the Company’s ability to maintain and improve cost efficient operations, the impact of reorganization and restructuring and related charges, quarterly variations in financial results, actions of competitors, the Company’s ability to develop and maintain products and services attractive to the market, and uncertainties surrounding compliance with certain NASDAQ listing requirements.
You are urged to consider these factors carefully in evaluating such forward-looking statements and are cautioned not to place undue reliance on them. The forward-looking statements are qualified in their entirety by this cautionary statement.
About Harris Interactive
Harris Interactive is one of the world’s leading custom market research firms, leveraging research, technology, and business acumen to transform relevant insight into actionable foresight. Known widely for the Harris Poll

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and for pioneering innovative research methodologies, Harris offers expertise in a wide range of industries including healthcare, technology, public affairs, energy, telecommunications, financial services, insurance, media, retail, restaurant, and consumer package goods. Serving clients in over 215 countries and territories through our North American, European, and Asian offices and a network of independent market research firms, Harris specializes in delivering research solutions that help us – and our clients – stay ahead of what’s next. For more information, please visit www.harrisinteractive.com.
HPOL – E

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HARRIS INTERACTIVE INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)
(Unaudited)

	June 30,	June 30,
	2010	2009

Assets
Cash and cash equivalents	$14,158	$16,752
Marketable securities	—	1,010
Accounts receivable, net	23,735	23,163
Unbilled receivables	7,566	6,520
Prepaids and other current assets	3,722	7,244
Deferred tax assets	375	632

Total current assets	49,556	55,321

Property, plant and equipment, net	5,626	8,015
Other intangibles, net	16,382	18,540
Deferred tax assets	—	284
Other assets	1,566	2,367

Total assets	$73,130	$84,527

Liabilities and Stockholders’ Equity
Accounts payable	$8,952	$6,738
Accrued expenses	16,768	18,349
Current portion of long-term debt	4,794	6,925
Deferred revenue	11,612	12,531

Total current liabilities	42,126	44,543

Long-term debt	10,787	15,581
Deferred tax liabilities	2,391	3,163
Other long-term liabilities	1,792	3,117

Total stockholders’ equity	16,034	18,123

Total liabilities and stockholders’ equity	$73,130	$84,527

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HARRIS INTERACTIVE INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Three months ended		Twelve months ended
	June 30,		June 30,
	2010	2009	2010	2009
Revenue from services	$43,648	$43,477	$168,415	$184,334

Operating expenses:
Cost of services	28,182	27,760	107,266	115,235
Selling, general and administrative	13,694	13,794	54,335	65,678
Depreciation and amortization	1,586	1,783	6,714	7,610
Restructuring and other charges	—	198	623	12,010
Goodwill impairment charge	—	—	—	40,250

Total operating expenses	43,462	43,535	168,938	240,783

Operating income (loss)	186	(58)	(523)	(56,449)
Operating margin	0.4%	-0.1%	-0.3%	-30.6%

Interest and other income	(1)	(21)	(58)	(400)
Loss on extinguishment of debt	724	—	724	—
Interest expense	469	955	2,029	3,433

Loss from operations before income taxes	(1,006)	(992)	(3,218)	(59,482)

Provision (benefit) for income taxes	303	(257)	(1,052)	15,849

Net loss	$(1,309)	$(735)	$(2,166)	$(75,331)

Basic and diluted net loss per share	$(0.02)	$(0.01)	$(0.04)	$(1.41)

Basic and diluted weighted average shares outstanding	54,278,345	53,749,156	54,089,971	53,547,670

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Reconciliation of GAAP Income to EBITDA and Adjusted EBITDA

	Three months ended		Twelve months ended
	June 30,		June 30,
	2010	2009	2010	2009
GAAP net loss	$(1,309)	$(735)	$(2,166)	$(75,331)
Interest income	(1)	(21)	(58)	(400)
Loss on extinguishment of debt	724	—	724	—
Interest expense	469	955	2,029	3,433
Provision (benefit) for income taxes	303	(257)	(1,052)	15,849
Depreciation and amortization	1,920	2,182	8,144	9,125

EBITDA	$2,106	$2,124	$7,621	$(47,324)
Goodwill impairment charge	—	—	—	40,250
Stock-based compensation (1)	157	212	680	1,965

Adjusted EBITDA	$2,263	$2,336	$8,301	$(5,109)

Adjusted EBITDA	$2,263	$2,336	$8,301	$(5,109)
Add-back of restructuring and other charges	—	198	623	12,010

Adjusted EBITDA with add-back of specified GAAP charges	$2,263	$2,534	$8,924	$6,901

(1)	Stock-based compensation expense represents the cost of stock-based compensation awarded by the Company to its employees under the FASB guidance for stock-based compensation

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